EXECUTION VERSION

LEASE AGREEMENT

dated as of December 28, 2007

between

CITIBANK INTERNATIONAL PLC (PARIS BRANCH)

as Lessor,

and

DRESSER-RAND S.A.

as Lessee

Lease Agreement

TABLE OF CONTENTS
(Not a part of the Lease Agreement)

Page

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION	1

ARTICLE II PROPERTY	2
Section 2.01Lease of Property.	2
Section 2.02Use of Property.	3
Section 2.03Quiet Enjoyment.	4
Section 2.04Construction.	5

ARTICLE III TERM	5
Section 3.01Term.	5
Section 3.02Extended Term.	5
Section 3.03 [Intentionally Omitted.].	6
Section 3.04Early Termination.	6
Section 3.05Non-Terminability.	6
Section 3.06Purchase Option. At any time during the Lease Term, the Lessee shall have the rights set forth in Section 6.04 of the Participation Agreement.	7

ARTICLE IV RENT	7
Section 4.01Fixed Rent.	7
Section 4.02Additional Rent.	8
Section 4.03Late Payments.	8
Section 4.04Payments.	8
Section 4.05Payments by the Lessee.	8
Section 4.06Other Payments.	9
Section 4.07Payments During the Interim Term.	9

ARTICLE V ALTERATIONS	9
Section 5.01Alterations; Removal.	9

ARTICLE VI CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSEE
Section 6.01Covenants Generally.	11
Section 6.02Compliance with Laws.	11
Section 6.03Authorization of Lessee.	11
Section 6.04Certain Agreements.	11
Section 6.05Insurance.	12
Section 6.06Maintenance and Repair.	15
Section 6.07Inspection Rights.	16
Section 6.08Assignments, Sublease, Etc.	17
Section 6.09Additional Covenants of the Lessee with Respect to the Property.	18

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LEASE AGREEMENT dated as of December 28, 2007 (the "Lease Agreement") between Citibank International PLC (Paris Branch), a finance institution established under the laws of England and qualified in France as a credit establishment of the European Economic Area (the "Lessor"), having its registered office at Citigroup Centre, Canada Square, London E145 LB England, acting through its French branch at Citicenter, 19 Le Parvis, 92800 Puteaux, France and Dresser-Rand S.A. (France), a French société anonyme, having its registered office 31 boulevard Winston Churchill, 76600 Le Havre, France, registered with the Commercial and Companies Register of Le Havre under No. 562 060 269 (the "Lessee"). The Exhibits referred to in this Lease Agreement are hereby incorporated by reference herein.

Preliminary Statement

A. As contemplated by the Agreement Authorizing the Temporary Occupation of Land in the Public Domain (the "Ground Lease"), among the Autonomous Port of Le Havre (the “Port”), the Lessor and the Lessee as Ground Lessee, the Lessee will acquire the right to occupy (i) the land located in Rogerville and Oudalle, in the local government district of Le Havre (76600) and more particularly described in Exhibit A attached hereto (the "Land") and (ii) the right to construct the Facility on the Land.

B. As contemplated by the Sub-Ground lease (the "Sub-Ground Lease"), dated as of the date hereof, among the Lessee as Sub-Ground Lessor and the Lessor as Sub-Ground Lessee, the Lessor will acquire the right to occupy the Land and the right to construct the Facility on the Land.

C. The Lessor and the Lessee desire to enter into the Lease Agreement as set forth herein in connection with the transactions contemplated by the Participation Agreement dated as of December [ ], 2007 between the Lessee, the Lessor, the Note Holders named therein and Citicorp North America, Inc. as Agent (the "Participation Agreement").

NOW, THEREFORE, the parties do hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

As used in this Lease Agreement, terms defined in the preceding paragraphs or in other sections of this Lease Agreement have the meanings specified therein, and capitalized terms used herein and in the Exhibits hereto and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. In addition, the rules of construction set forth in Part II of Appendix A to the Participation Agreement shall apply to this Lease Agreement.

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ARTICLE II

PROPERTY

Section 2.01 Lease of Property.

(a) Subject to the terms and conditions contained in this Lease Agreement, the Lessor hereby agrees to lease the Property to the Lessee for the Lease Term and the Lessee hereby agrees to lease the Property from the Lessor for the Lease Term.

(b) The Property is leased to the Lessee subject to:

(i) all applicable Legal Requirements;

(ii) all applicable Insurance Requirements;

(iii) Permitted Encumbrances (including the Security Documents); and

(iv) all terms, covenants and provisions of the Ground Lease, this Lease Agreement and the other Operative Documents.

(c) The Lessee has examined the Property and title thereto and has found the same satisfactory for all purposes of this Lease Agreement and accepts the same AS IS, WHERE IS, WITH ALL FAULTS. The Lessee hereby assumes for the Lease Term, subject to the Construction Period Funding Requirements, all of the obligations of the Lessor as Sub-Ground Lessee under the Sub-Ground Lease.

(d) THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ANY FIXTURE OR OTHER ITEM CONSTITUTING OR TO CONSTITUTE A PORTION THEREOF, OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, SUITABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO THE COMPLIANCE THEREOF WITH APPLICABLE LEGAL REQUIREMENTS, OR, SUBJECT TO SECTION 2.01(f), AS TO THE LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT, SUBJECT TO THE PROVISIONS OF SECTION 9.14 OF THE PARTICIPATION AGREEMENT, ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROPERTY, ANY FIXTURE OR ANY OTHER ITEM OR PART CONSTITUTING OR TO CONSTITUTE A PORTION THEREOF, WHETHER PATENT OR LATENT, OR, EXCEPT AS SET FORTH IN SECTION 2.01(f), LESSOR'S TITLE TO ANY OF THE SAME, THE LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 2.01(d) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL OBLIGATIONS, WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE PROPERTY, ANY FIXTURE OR ANY OTHER ITEM OR PART CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO ARTICLE 1719 (OTHER THAN ARTICLE 1719 - 1) THROUGH 1721, INCLUSIVE AND ARTICLE 1724 OF THE FRENCH CIVIL CODE OR ANY OTHER LAW, NOW OR HEREAFTER IN EFFECT (OTHER THAN WITH RESPECT TO LESSOR LIENS).

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(e) For so long as no Event of Default has occurred and is continuing, the Lessor hereby constitutes the Lessee as the agent and attorney-in-fact (mandataire) of the Lessor for the purpose of exercising and enforcing, and with full right, power and authority to exercise and to enforce, to the exclusion of the Lessor and all Persons claiming through or under the Lessor, all of the right, title and interest of the Lessor in, under and to all manufacturer's warranties in respect of the Facility and all warranties and guaranties under the Construction Agency Agreement. The Lessor shall, upon the Lessee's request and expense (subject to the Construction Period Funding Requirement), execute and deliver any instruments and take such other action as may be reasonably requested by the Lessee to enable the Lessee to enforce such rights.

(f) Notwithstanding Section 2.01(d), the Lessor represents and warrants on the date hereof that on the date hereof it has whatever interest in the Land that was conveyed to it by the Lessee as Sub-Ground Lessor pursuant to the Sub-Ground Lease, subject to no Lessor Liens, provided that the Lessor makes no representation or warranty as to the effectiveness, legality or enforceability of the Ground Lease and Sub-Ground Lease or as to any interest the Lessee has in the Land.

Section 2.02 Use of Property.

The Lessee shall not use the Property for any purpose other than its Intended Use. The Lessee covenants that it will cause the Facility and any Alterations at all times to be located on the Land or on property adjacent to the Land which is necessary for the construction, ownership and leasing of the Facility and so long as the Lessee has acquired all necessary servitudes, easements, rights-of-way or other real property interest therefor; provided that the foregoing restriction on the location of the Facility and Alterations shall not apply to Alterations or Facility that have been removed or replaced in accordance with the terms of this Lease Agreement and the other Operative Documents.

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Section 2.03 Quiet Enjoyment.

(a) During the Lease Term, the Lessor covenants that, unless an Event of Default has occurred and is continuing, it will not, and will not permit any Person (other than the Lessee) claiming by or under the Lessor to interfere with the peaceful and quiet possession and enjoyment of the Property by the Lessee; provided, however, that nothing contained herein is intended to limit (i) the Lessor's rights under Section 6.07 or (ii) the terms, covenants and provisions of the Ground Lease and Sub-Ground Lease.

(b) Subject to the immediately succeeding sentence, the Lessor will not, and will not permit any party claiming by, through or under the Lessor (subject to the terms, covenants and provisions of the Ground Lease and Sub-Ground Lease) to assign, transfer, lease, convey or encumber the Property or this Lease Agreement, or any part thereof or interest therein. The foregoing restriction will not apply to (i) removal of the Alterations by the Lessee to the extent permitted under this Lease Agreement, or (ii) any assignment, transfer or conveyance of the Property (or any portion thereof) or this Lease Agreement expressly permitted under, and in accordance with the provisions of, the Gound Lease and the other Operative Documents. In addition, the Lessor will not create, assume or suffer to exist any Lessor Liens on or against the Property or any part thereof or any interest therein.

(c) The Lessor, at the Lessee's sole cost and expense (subject to the Construction Period Funding Requirement), shall cooperate or assist with Lessee's efforts to obtain all services, Permits and contracts necessary and useful for the occupation, operation and maintenance of the Property for the Intended Use, and the Lessor shall use reasonable efforts to execute such documents or papers as may be reasonably necessary for such purposes. The Lessee covenants that it will (subject to the Construction Period Funding Requirement) at its own cost and expense on behalf of and in the name of the Lessor and/or the Lessee, as applicable, apply for, obtain and maintain all Permits required in order to permit the lawful occupation and use of the Property by the Lessor and/or the Lessee during the Lease Term, subject to Section 10.02

(d) Any failure by the Lessor or any other Person claiming by, through or under the Lessor to comply with the foregoing provisions of this Section 2.03 or any other provisions of this Lease Agreement will not give the Lessee any right to cancel or terminate this Lease Agreement, or to abate, reduce or make deduction from or offset against any Fixed Rent, Additional Rent or other sum payable under this Lease Agreement, or to fail to perform or observe any other covenant, agreement or obligation hereunder.

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Section 2.04 Construction.

The Lessee has entered into the Construction Agency Agreement with the Lessor pursuant to which the Lessee, as Construction Agent, has agreed to construct and/or install or cause to be constructed and/or installed the Facility.

ARTICLE III

TERM

Section 3.01 Term.

The Property is leased for (a) an interim term (the "Interim Term") which will commence on the date of entry into effect of the Sub-Ground Lease and will terminate on the Completion Date and (b) a base term (the "Base Term") which will commence on the Completion Date and will terminate on the Base Term Expiration Date or such earlier date as this Lease Agreement shall be terminated pursuant to any provision hereof or any other Operative Document; provided, however, that this Lease Agreement may be extended for an Extension Term pursuant to Section 3.02.

Section 3.02 Extended Term.

(a) Subject to Section 5.07 of the Participation Agreement and so long as this Lease Agreement has not otherwise been terminated, the Lessee may request, by written notice (the "Lease Extension Request") given to the Agent at least fifteen (15) months prior to the Base Term Expiration Date or the Renewal Term Expiration Date, an extension of this Lease Agreement for an additional period or periods of a duration or durations to be agreed upon (each, an "Extension Term"), provided that such Extension Term may not exceed the term of the Sub-Ground Lease. If the Lessee requests an Extension Term, then at least thirteen (13) months prior to the Base Term Expiration Date or the applicable Renewal Term Expiration Date, the Agent, the Lessor and the Lessee will determine the Applicable Rate for such Extension Term, consistent with the terms outlined below in this Section 3.02, will arrange for the appropriate parties to enter into amendments and supplements to the Operative Documents and such other agreements as may be necessary and appropriate in connection therewith including, delivery to the Agent of an Appraisal of the Property (satisfactory in form and substance to the Agent in its sole discretion). Fixed Rent during any Extension Term will be paid monthly in arrears, and may include (if required by the Note Holders and/or the Lessor) an annual amount (payable annually in arrears) to be applied in a manner acceptable to (i) each Note Holder, to the outstanding principal amount of the Notes, and (ii) the Lessor, to the outstanding Investments, such annual amount to be based on an amortization schedule determined by reference to the Appraisal described above and acceptable to the Note Holders, the Lessor and the Lessee in their sole discretion. If the Lessee or the Lessor does not accept the terms of any such Extension Term, the Lessee or the Lessor may reject the Extension Term and the Lessee shall then elect either option provided in Section 6.06 of the Participation Agreement.

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(b) All costs and expenses incurred by the Lessor in connection with the provisions of this Section 3.02, including the costs of documenting such amendments and supplements to the Operative Documents and reasonable legal fees and expenses, shall be borne by the Lessee.

Section 3.03 [Intentionally Omitted.].

Section 3.04 Early Termination.

The Lease Term will end, if earlier than the Maturity Date, in accordance with the applicable provisions of this Lease Agreement and the Participation Agreement, but there will be no abatement, reduction, adjustment or other change in Fixed Rent payable pursuant to this Lease Agreement prior to such termination, except as otherwise expressly provided in this Lease Agreement or the Participation Agreement.

Section 3.05 Non-Terminability.

(a) Subject to the other provisions of this Lease Agreement, the Lessee irrevocably undertakes to pay Fixed Rent and/or Additional Rent hereunder in all circumstances whatsoever and any present or future law to the contrary notwithstanding, this Lease Agreement will not terminate, nor will the Lessee be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Fixed Rent or any Additional Rent payable hereunder.  The obligations of the Lessee will not be affected by reason of: (i) any damage to or destruction of the Property or any part thereof by any cause whatsoever (including by Casualty or Force Majeure); (ii) any Condemnation (including a temporary Condemnation of the Property or any part thereof); (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Property or any part thereof by any Person; (iv) any matter affecting title to the Property or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Property or any part thereof, for any reason; (vi) any default by the Lessor hereunder or under any other Operative Document, including without limitation, a breach of any representation or covenant of the Lessor under the Operative Documents; (vii) the invalidity or unenforceability of any provision hereof or under any Operative Document or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Governmental Authority; or (ix) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. Nothing in this Section 3.05 shall constitute a waiver of, or otherwise affect, any claim, action or right the Lessee may have against any Person other than claims contrary to the foregoing. The parties intend that the obligations of the Lessee hereunder will continue unaffected unless such obligations will have been modified or terminated pursuant to an express provision of this Lease Agreement or the Participation Agreement.

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(b) To the extent permitted under applicable Law, the Lessee will remain obligated under this Lease Agreement in accordance with its terms and will not take any action to terminate, rescind or avoid this Lease Agreement (except, with respect to termination, as provided herein or in any other Operative Document), notwithstanding any bankruptcy, insolvency (including any state of cessation de paiements), reorganization, liquidation, winding-up, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease Agreement which may be taken by any receiver or liquidator or by any court (including any judgement for sauvegarde, redressement judiciaire or liquidation judiciaire under articles L.620-1 to L.670-8 of the French Code de Commerce). Except as set forth in Section 3.05(a) or 2.03(d) or as expressly permitted in this Lease Agreement or the Participation Agreement, the Lessee waives all rights to terminate or surrender this Lease Agreement, or to any abatement or deferment of Fixed Rent and Additional Rent. The Lessee hereby waives any and all rights now or hereafter conferred by Law or otherwise to modify or to avoid strict compliance with its obligations under this Lease Agreement. All payments made to or for the benefit of the Lessor hereunder as required hereby will be final, and the Lessee will not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

Section 3.06 Purchase Option. At any time during the Lease Term, the Lessee shall have the rights set forth in Section 6.04 of the Participation Agreement.

ARTICLE IV

RENT

Section 4.01 Fixed Rent.

The Lessee shall pay to the Lessor fixed rent ("Fixed Rent") commencing on the first Payment Date of the Base Term and on each Payment Date thereafter and ending on the last day of the Lease Term in an amount equal to the sum of (i) the aggregate amount of interest payable by the Lessor on such Payment Date on the outstanding principal amount of the Notes, as the amount of such interest is calculated in accordance with Section 5.01 of the Participation Agreement, plus (ii) the aggregate amount of Distributions payable by the Lessor on such Payment Date on the outstanding Investments, as the amount of such Distributions is calculated in accordance with Section 5.01 of the Participation Agreement, plus (iii) during any Extension Term, any other amounts to be paid on any Payment Date in accordance with Section 3.02 and the amendments and supplements to the Operative Documents delivered pursuant to Section 3.02; provided, however, that (x) Fixed Rent for the last Payment Date during the first calendar year of the Base Term shall be reduced by $1,000, which amount shall be capitalized into the Investments, raising the amount of outstanding Investments by $1,000; (y) Fixed Rent the first Payment Date during the second calendar year of the Base Term shall be increased by $1,500 which amount shall be applied to reduce the outstanding Investments by $1,500; and (z) Fixed Rent for the Payment Date immediately following the Payment Date described in clause (y) above shall be reduced by $ 500, which amount shall be capitalized into the Investments, raising the amount of outstanding Investments by $500.

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Section 4.02 Additional Rent.

During the Lease Term, the Lessee shall pay to the Lessor the Additional Rent in the amounts determined in accordance with (and at the times required under) the Operative Documents. The Lessor shall give the Lessee written notice of any such Additional Rent due hereunder promptly after it has knowledge of such Additional Rent, and will use reasonable efforts to notify the Lessee in advance of the due date and amount of such Additional Rent; provided, that failure to give such prompt notice will not relieve the Lessee of its obligation to pay such Additional Rent, subject to, as applicable, the Lessee's rights, if any, under Section 10.02. Additional Rent will be due and payable within ten (10) days after written demand therefor (unless a shorter or longer period of time is required by the other Operative Documents). Each such demand for Additional Rent shall be accompanied by certificates of the Note Holder or the Lessor (as applicable) requesting such amounts establishing the basis therefor in accordance with the Participation Agreement to the extent such Additional Rent is payable to a Note Holder or the Lessor (as applicable).

Section 4.03 Late Payments.

The Lessee shall pay to the Lessor, on demand, interest at the Default Rate on all amounts payable by it to the Lessor hereunder from the due date thereof until paid in full.

Section 4.04 Payments.

All Fixed Rent payable hereunder will be paid in immediately available funds on the applicable Payment Date or, in the case of Additional Rent, on the date when due, unless any such due date is not a Business Day, in which case payment will be due and payable on the next succeeding Business Day, at the Agent's address as set forth in Schedule I to the Participation Agreement, or at such other address or to such other Person as the Lessor (subject to Section 4.05) from time to time may designate to the Lessee by written instructions (so long as such instructions do not require the Lessee to make any payment due on any date to more than one Person). All amounts payable hereunder by the Lessee shall be paid in U.S. Dollars by 1:00 P.M. (New York City time) on the date described in the preceding sentence.

Section 4.05 Payments by the Lessee.

(a) Notwithstanding anything to the contrary contained herein (including Section 4.04) or in the Operative Documents, any payment required to be made by the Lessee to the Lessor shall, so long as the Lessee has not been notified in writing by the Agent that the Participation Agreement shall have terminated, be made directly to, or at the direction of, the Agent (which direction may change from time to time, so long as such direction does not require the Lessee to make any payment due on any date to more than one Person), for application in accordance with the terms of the Operative Documents.

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(b) All payments made by the Lessee to or at the direction of the Agent in accordance with this Section 4.05 shall be deemed to have been applied by the Agent to the purposes for which such payments were made in accordance with the terms of the Operative Documents. Upon delivery by the Lessee of good funds to the Agent in any such case, the Lessee's payment obligations in the particular instance shall be deemed satisfied to the extent of the funds so furnished.

Section 4.06 Other Payments.

Except as otherwise provided in this Lease Agreement (including Section 4.07) or the other Operative Documents, the Lessee shall perform all of its obligations under this Lease Agreement at its sole cost and expense and shall pay, or cause to be paid, when due and without notice or demand all amounts due hereunder.

Section 4.07 Payments During the Interim Term.

Notwithstanding anything to the contrary contained in this Lease Agreement, all amounts payable by the Lessee under this Lease Agreement during the Interim Term are subject to the Construction Period Funding Requirement (other than payments in connection with or arising out of a Fully Indemnifiable Event or arising upon or from the Lessee's election to purchase the Property).

ARTICLE V

ALTERATIONS

Section 5.01 Alterations; Removal.

(a) At any time, so long as no Event of Default has occurred and is continuing, the Lessee may, at its sole cost and expense, make Alterations to the Property or any portion thereof; provided, however, that (i) the fair market value of the Property or any portion thereof will not be materially reduced by such Alterations; (ii) such Alterations will not (1) materially diminish the capacity, utility, efficiency, or remaining useful life of the Property or any portion thereof or (2) materially impair the Intended Use of the Property; and (iii) such work will be completed in a good and workmanlike manner free and clear of any Liens for labor, services or materials (other than Permitted Encumbrances) and in compliance in all material respects with all applicable Legal Requirements and in compliance with all Insurance Requirements. Notwithstanding the foregoing, the Lessee shall, at its sole cost and expense, make all Alterations required to be made by any Legal Requirements, Insurance Requirements or required for compliance with Section 6.06, subject to the Lessee's rights to contest pursuant to Section 10.02.

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(b) All Alterations will become a part of the Facility and title thereto will vest in the Lessor (free and clear of all Liens, except Permitted Encumbrances) subject to the right of the Lessee to remove such Alterations and retain title thereto as provided hereunder.

(c) So long as no Event of Default has occurred and is continuing and no Termination Notice has been delivered pursuant to the terms hereof, the Lessee will be permitted at any time during, or upon the expiration or termination of, the Lease Term, and at its sole cost and expense, to remove any Alterations in accordance with Prudent Industry Practice; provided, however, that, such removal will not (when considered, as applicable, with any replacement thereof) (i) materially impair the Intended Use or materially reduce the fair market value of the Property or any portion thereof; (ii) materially diminish the capacity, efficiency, utility or remaining useful life of the Property or any portion thereof below the capacity, efficiency, utility or expected useful life prior to the Alteration; or (iii) cause a violation of any Legal Requirement or Insurance Requirement. Any damage to the Property or any portion thereof caused by such removal will promptly be repaired by the Lessee and the Property (and each and every portion thereof) will be restored to the condition (or the equivalent thereof) as it existed immediately prior to the removal of the Alterations, at the Lessee's sole cost and expense. Notwithstanding the foregoing, the Lessee shall, at its sole cost and expense, remove Alterations if such removal is required by any Legal Requirements and shall remove Alterations required for compliance with the provisions of Section 6.06. Upon any removal of the Alterations permitted hereunder, the Lessor (at the sole cost and expense of the Lessee) shall execute and deliver to the Lessee such instruments and releases and take such actions as are reasonably requested and otherwise cooperate with the Lessee as may be required to convey the Alterations to the Lessee free and clear of Lessor Liens and Liens created by the Operative Documents or otherwise created or caused by the Lessor (other than any Liens created by or through the Lessee), in each case, without representation or warranty (expressed or implied) of any kind except that such Alterations are free and clear of any Lessor Liens or Lien created by the Operative Documents or otherwise created or caused by the Lessor (other than any Liens created by or through the Lessee).

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ARTICLE VI

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSEE

Section 6.01 Covenants Generally.

The Lessee covenants and agrees that so long as this Lease Agreement shall remain in effect or any amounts owed by the Lessee under any Operative Document shall remain unpaid, it shall comply with the provisions of this Article VI.

Section 6.02 Compliance with Laws.

Subject to the Lessee's right to contest pursuant to Section 10.02, the Lessee shall, at the Lessee's sole cost and expense (subject to the Construction Period Funding Requirement), comply and cause the Property to comply, in all material respects, with all Legal Requirements.

Section 6.03 Authorization of Lessee.

With respect to the Property, the Lessee shall, at the Lessee's sole cost and expense (subject to the Construction Period Funding Requirement), and (unless an Event of Default has occurred and is continuing or a Termination Notice has been delivered hereunder and the Lessor has revoked such authority) is hereby exclusively authorized by the Lessor to, fully and promptly keep, observe, perform and satisfy, on behalf of the Lessor, any and all obligations, conditions, covenants and restrictions of or on the Lessor with respect to the Property or on the Property, including the obligations of Lessor under the Sub-Ground Lease, the Construction Agency Agreement, all Facility Agreements and material contracts involving the Property or any portion thereof so that there will be no event of default thereunder and in a manner so that the other parties thereto would not be relieved of performing their obligations thereunder in any material respect or be entitled to exercise remedies that would result in a forfeiture of the benefits held by the Lessor under such agreements, and the Lessor, at the Lessee's sole cost and expense, shall cooperate or assist the Lessee in connection therewith and execute such documents and papers as may be reasonably necessary in connection therewith.

Section 6.04 Certain Agreements.

(a) THE PARTIES AGREE THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE TO ANY PARTY FURNISHING LABOR, SERVICES OR MATERIALS TO THE CONSTRUCTION AGENT, OR TO ANYONE HOLDING OR POSSESSING THE PROPERTY OR ANY PORTION THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER SIMILAR STATUTORY LIENS OR PRIVILEGES FOR ANY LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE LESSOR'S INTEREST IN THE PROPERTY OR ANY PORTION THEREOF, EXCEPT FOR PERMITTED ENCUMBRANCES.

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(b) The Lessor agrees that the Lessee during the Lease Term shall have the exclusive right (unless the Lessor has revoked such right as a result of the occurrence and continuance of an Event of Default) to secure subdivision approvals, site plan approvals, zoning variances and all Permits and to grant utility easements or other similar easements in connection therewith necessary or desirable for the development, use, storage, operation, maintenance or condition of the Property, the Facility or any portion thereof; provided that the fair market value, marketability or use of the Property, the Facility or any portion thereof is not materially reduced by any such action. The Lessor agrees to execute such documents and take all other actions as are reasonably requested, and otherwise cooperate with the Lessee, in connection with the matters described above; provided, however, that, subject to Section 4.07, all costs and expenses incurred by the Lessor in connection therewith shall be borne by the Lessee and that the Lessor shall not be required to execute any documents which would, in the reasonable opinion of the Agent (i) subject the Lessor to (A) any criminal liability or (B) any civil liability unless, in the case of this clause (i)(B), the Lessor shall have received an indemnity satisfactory to the Lessor and the Agent, (ii) materially adversely affect the fair market value or marketability of the Property or the use of the Property or any portion thereof for the Intended Use or (iii) otherwise materially adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor, the Agent or the Note Holders as contemplated by the Operative Documents, but in any event shall not adversely affect (1) the Lessee's or the Guarantor's payment obligations under the Operative Documents, (2) the Lessor's or any Note Holder's rights to receive payment under any Operative Document, (3) the Lessor's interest in the Property or (4) the Lessor's, the Agent's or any Note Holder's remedies under the Operative Documents.

Section 6.05 Insurance.

(a) During the Base Term (whether or not the Completion Date shall have occurred), the Lessee will purchase and maintain, or cause to be purchased and maintained, as a part of its blanket policies or otherwise, insurance with respect to the Property in the following types and in the following amounts:

(i) Property Insurance: Property insurance against physical damage to the Property caused by perils now or hereafter embraced by or defined in a manuscript "all risks" policy, including at least such perils as customarily insured for similar properties in similar locations, in an amount at least equal to the Termination Value and subject to such deductibles as are consistent with the Prudent Industry Practices with respect to similar property in similar locations; and

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(ii) General Liability Insurance: Commercial general liability (including contractual, completed operations and product liability), insurance against claims for bodily injury (including death), personal injury and property damage occurring in respect of the Property or resulting from activities related to the Property, in the minimum combined single limit amount of $75,000,000 per occurrence with such deductibles or self-insured retention as are consistent with the Prudent Industry Practice with respect to similar property in similar locations.

The insurance referred to in this Section 6.05 may, at the election of the Lessee, be provided, in whole or in part, pursuant to a self-insurance program maintained by the Lessee so long as the senior unsecured debt of the Guarantor is rated at least investment grade by Moody’s or S&P and no Event of Default shall have occurred and be continuing; provided that if at any time the senior unsecured debt of the Guarantor is rated below investment grade by Moody’s or S&P, the Lessee may continue in effect its then existing self-insurance program, if any, for a period of sixty (60) days without triggering an Event of Default (during which 60-day period the Lessee shall consult with the Lessor and the Agent to seek their and the Majority Note Holders' approval (which approvals shall not be unreasonably withheld) regarding appropriate self-insurance limits, if any, for the insurance required by this Section 6.05, in light of the then existing financial condition of the Guarantor and the Lessee).

Except in those instances where the Lessee has self-insured, the insurance required hereunder will be written by companies that are nationally recognized, financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies or as otherwise agreed to by the Agent, the Lessor and the Majority Note Holders (which agreement shall not be unreasonably withheld). Notwithstanding the foregoing, all insurance coverages (including self-insurance) required hereunder shall be comparable to, and no less favorable than, insurance coverages, applicable to buildings owned or leased by the Lessee which is comparable to the Property.

(b) The insurance required pursuant to in Section 6.05(a)(i) may be a blanket policy and will (i) include a lenders' loss payable endorsement in favor of the Agent and any loss or damage under such insurance policies relating to the Property will be payable to the Agent to be held and applied pursuant to the terms of this Lease Agreement and the other Operative Documents; (ii) provide that the interests of the Lessor, the Agent and each Note Holder will be insured regardless of any breach or violation by the Lessee (or any of its Affiliates) of any warranties, declarations or conditions contained in such insurance (other than conditions relating to the payment of premiums due under such policies); (iii) provide that such insurance will not be invalidated by any act, omission or negligence of the Lessee (or any of its Affiliates), the Lessor, the Agent or any Note Holder (other than the failure to pay any premiums due thereunder), nor by any proceedings or notices thereof relating to the Property or any portion thereof, nor by legal title to, or ownership of the Property or any portion thereof becoming vested in or by the Lessor or its agents, nor by use of such Property or any portion thereof for purposes more hazardous than permitted by such policy; and (iv) provide that all insurance claims pertaining to the Property or any portion thereof will be adjusted by the insurers thereunder with the Lessee, and the Lessor may at its option participate with the Lessee and its insurers in any compromise, adjustment or settlement.

Lease Agreement

All policies of insurance required to be maintained pursuant to Section 6.05(a) which cover liability for bodily injury or property damage will provide that all provisions of such insurance, except the limits of liability (which will be applicable to all insureds as a group) and liability premiums (which will be solely a liability of the Lessee), will operate in the same manner as if there were a separate policy covering each such insured and/or additional insured, without right of contribution from any other insurance which may be carried by an insured and/or additional insured.

Every policy required under Section 6.05(a) will (i) expressly provide that it will not be canceled or terminated except upon thirty (30) days' written notice to the Lessor and the Lessee, except in the case of cancellation or termination due to a lapse for non-payment, in which case only ten (10) days' written notice will be required; (ii) include a waiver of all rights of subrogation against the Lessor, the Agent and each Note Holder and any recourse against the Lessor, the Agent or any Note Holder for payment of any premiums or assessments under any policy; and (iii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Property or any portion thereof against the peril involved, whether collectible or not, if such other policies do not name the Lessor, the Agent and each Note Holder as additional insureds with loss payable as provided in this Lease Agreement. The Lessee shall advise the Lessor and the Agent promptly of any policy cancellation or any change adversely affecting the coverage provided thereby.

In the case of property insurance against physical damage required pursuant to Section 6.05(a), the Agent shall be named as a loss payee and the Lessor shall be named as an additional loss payee, and in the case of liability insurance required pursuant to Section 6.05(a), the Lessor and the Agent (for itself and on behalf of the Note Holders), shall be named as additional insureds.

(c)The Lessee shall deliver to the Lessor and the Agent the certificates of insurance evidencing the existence of all insurance which is required to be maintained by the Lessee hereunder including descriptions of the previously mentioned Insurance Requirements, such delivery to be made (i) as promptly as possible but in any event no later than five (5) days after the issuance of any additional policies or amendments or supplements to any of such insurance; and (ii) promptly after the expiration date of any such insurance. The Lessee shall notify the Lessor and Agent of any nonrenewal of any policy required hereunder and shall cause each insurer under each policy required hereunder to give the Lessor and the Agent notice of any lapse under any such policy. The Lessee will not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that maintained under this Section 6.05 unless the Lessor, the Agent and each Note Holder are named as additional insureds therein, with loss payable as provided in this Lease Agreement with respect to those policies that are required hereunder. The Lessee shall immediately notify the Lessor and the Agent whenever any such separate insurance is obtained and shall deliver to the Lessor and the Agent the certificates of insurance and any other documentation (other than blanket policies) required by the Lessor and the Agent evidencing the same as is required hereunder.

Lease Agreement

(d) During the Base Term, the Lessee shall pay as Additional Rent the amount of deductibles required to be paid by the Lessor or any Lessor Party under the commercial liability insurance policies required to be maintained under any Operative Document in connection with any payment thereunder made after the Completion Date as a result of any Fully Indemnifiable Event that arose or occurred prior to the Completion Date.

(e) The Insurance Requirements will not be construed to negate or modify the Lessee's obligations under Section 9.14 of the Participation Agreement.

Section 6.06 Maintenance and Repair.

(a) The Lessee, at its own cost and expense (but subject to the Construction Period Funding Requirement), will manage and maintain the Property in good operating order, condition and repair (ordinary wear and tear excepted), in accordance with Prudent Industry Practice and in a manner consistent with that of other similar properties owned or operated by the Lessee or any of its Affiliates similarly situated, and will take all action, and will make and perform all changes and repairs, structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary, which may be required to maintain the Property in the condition described above, and, subject to Section 10.02, in compliance with (1) all Legal Requirements, Insurance Requirements and the terms, covenants and conditions of the Ground Lease and Sub-Ground Lease, and (2) any required maintenance procedures of the manufacturers of any item constituting the Facility with a value in excess of $1,000,000, if applicable, relating to maintenance and operation (if and so long as there are any manufacturer's warranties applicable) necessary to preserve the manufacturer's warranties, if any, on such item. The Lessee (i) shall, in accordance with Prudent Industry Practice, repair or replace each item constituting the Facility that has become worn out, damaged, or inoperative or obsolete in whole or in part and (ii) shall have the right to remove, in accordance with Prudent Industry Practice, each item constituting the Facility that has become obsolete in whole or in part; provided, however, that (i) the fair market value, marketability and use of the Property for the Intended Use will not be materially reduced as measured from the date on which such repair, replacement or removal occurred and (ii) such replacements will be of a type customarily used in the industry for the same purpose and will have a remaining useful life at least as long as that of the Facility (or any part thereof), as the case may be, being so repaired or replaced prior to obsolescence, loss or damage and the like. All repairs, replacements and rebuilding by the Lessee hereunder will immediately become and will remain part of the Property subject to this Lease Agreement and the security interest and Lien created under this Lease Agreement and the other Operative Documents. The Lessor will not be required to, and the Lessee hereby waives any right to require the Lessor to, manage, maintain, replace, repair or rebuild the Facility or any part thereof and the Lessee waives any and all rights it may now or hereafter have to make any repairs at the cost and expense of the Lessor pursuant to any Legal Requirement, Insurance Requirement, the Ground Lease, the Sub-Ground Lease or otherwise, at any time in effect.

Lease Agreement

(b) Except for Permitted Encumbrances, in the event that all or any part of the Facility encroach upon any adjoining or adjacent property or right-of-way adjoining or adjacent to the Property or any portion thereof, or violate any rights-of-way, permits, licenses, agreements or conditions affecting any of the Property or any portion thereof, or obstruct any easement or right-of-way to which the Property or any portion thereof may be subject, then the Lessee shall, at its sole cost and expense, either (i) contest such matter pursuant to Section 10.02(a), (ii) obtain valid and effective Permits for or Consents to such encroachments and/or violations (without any liability to the Lessor, the Agent or the Note Holders for which such parties are not indemnified by the Lessee) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or (iii) make such changes, including alteration or removal, to the Facility (as the case may be) and take such other action as is reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments, subject to the Lessor's consent if and to the extent required by Section 10.02(a).

Section 6.07 Inspection Rights.

(a) The Lessee hereby agrees and acknowledges that the Lessor (through the Agent), at the Lessor's expense, has the right (which may be delegated to the Agent's consultants and authorized representatives), but not the obligation, to inspect the Property and any portion thereof and the Lessee's books and records related to the installation, manufacture, assembly, construction, maintenance, operation and use of the Property or any portion thereof and to discuss such of the affairs, finances, and accounts as are relevant to the Property and the transactions contemplated by the Operative Documents with the Officers of the Lessee, in all cases, at reasonable times during normal business hours in compliance with and subject to the Lessee's reasonable confidentiality, security and safety procedures in effect from time to time, as well as the confidentiality provisions set forth in Section 9.16 of the Participation Agreement, and the Lessee hereby undertakes to give to the Agent (or its consultants and authorized representatives) access to the Property and to assist as necessary so that the Agent (or its consultants and authorized representatives) may exercise the foregoing rights. No such inspection shall unreasonably interfere with the Lessee's business operations. Any such inspection of the Property will be made after five (5) Business Days' advance written notice to the Lessee; provided, however, that no advance written notice need be given if the Lessor or the Agent in its reasonable discretion has reason to believe that an Event of Default has occurred and is continuing or other exigent or emergency conditions exist; and provided, further, that all such inspections upon the occurrence and during the continuance of an Event of Default with respect to the Property will be at the expense of the Lessee; provided, further, that the requirement that any inspection be made subject to the foregoing confidentiality, security and safety procedures shall apply to inspections which occur during the existence of an Event of Default.

Lease Agreement

(b) Subject to the provisions of Section 9.16 of the Participation Agreement and subject to the Lessee's security and safety procedures, (i) if an Event of Default has occurred and is continuing and the Lessee has not delivered an Offer to Purchase the Property or (ii) if the Lessee has exercised its option to terminate this Lease Agreement pursuant to Section 6.06(b) of the Participation Agreement, then the Lessee shall give or cause to be given to the Agent (or its consultants and authorized representatives) such additional access (at the Lessee's expense) to the Property or any portion thereof and to the Lessee's books and records relating to the management, operation, use, maintenance, renovation, construction or occupancy of the Property or any portion thereof as it may reasonably require for the marketing, selling, operating or otherwise disposing of the Property or any portion thereof.

Lease Agreement
Section 6.08 Assignments, Sublease, Etc.

(a) Except as provided in this Section 6.08, Exhibit A to the Participation Agreement and Sections 4.01(c) and 5.03(a) of the Participation Agreement, the Lessee will not mortgage, pledge, assign, sublease or otherwise encumber all or any portion of its interest in and to this Lease Agreement without the prior written consent of the Lessor, provided that the Port has specifically consented in writing and provided further that (i) the Lessee may assign this Lease Agreement or any of its rights or obligations hereunder to an Affiliate of the Lessee so long as the Lessee provides the Lessor and the Agent with prior notice of such assignment and that no assignment shall in any way discharge or diminish any of the Lessee's obligations hereunder, and the Lessee shall remain directly and primarily liable under this Lease Agreement and (ii) the Lessee may sublease all or a portion of the Property as set forth in paragraph (b) below. Any mortgage, pledge, assignment or sublease of all or any portion of the Lessee's interest hereunder, otherwise than as expressly permitted by this Section 6.08, will be null and void and of no force or effect to the extent permitted under applicable Law.

(b) The Lessee may sublet all or a portion of the Improvements under leases the term of which do not extend beyond the Maturity Date, without the prior written consent of Lessor, provided that the Port has specifically consented in writing and provided further that (i) at the time of any such sublease, no Event of Default or Environmental Trigger shall have occurred and be continuing; (ii) any such sublease shall by its terms be expressly made subject and subordinate to the terms of this Lease Agreement; (iii) the Lessee shall provide the Lessor with notice of such sublease ten (10) days prior to the effective date of such sublease; (iv) the Lessee shall provide the Lessor promptly after the execution of such sublease with an executed copy of the instrument creating such sublease; and (v) such sublease shall be made on commercially reasonable terms; provided, further, that clauses (iii), (iv) and (v) shall apply only with respect to a sublease with annual payments in excess of $75,000, except that clauses (iii), (iv) and (v) shall apply to subleases with annual payments below $75,000 if the aggregate amounts of payments under subleases where clauses (iii), (iv) and (v) otherwise would not apply exceed $1,000,000. Notwithstanding the foregoing, all subleases entered into by Lessee during the last twelve months of the Lease Term shall be subject to the prior written approval of Lessor (not to be unreasonably withheld or delayed provided that no such approval shall be required if the Lessee has exercised the purchase option pursuant to Section 6.04 of the Participation Agreement). No sublease pursuant to this paragraph (b) shall modify or limit any right or power of the Lessor hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations of the Lessee shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no subletting had been made or occupancy permitted.

Lease Agreement

Section 6.09 Additional Covenants of the Lessee with Respect to the Property.

(a) Intellectual Property Rights; Applicable Permits. The Lessee will do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect in all material respects the Intellectual Property Rights, Applicable Permits and other rights and licenses to lease, use or operate the Property for the Intended Use, subject to the Lessee's contest rights under Section 10.02.

(b) Books and Records. The Lessee will keep proper books of record and accounts with respect to the Property.

(c) No Prohibited Liens. Subject to Exhibit A to the Participation Agreement and Sections 6.08 and 11.02 hereof, (i) the Lessee will not, and will not permit any of its Affiliates to, create, assume or suffer to exist any Lien on the Ground Lease, Sub-Ground Lease, this Lease Agreement, the Property or upon any Fixed Rent or Additional Rent paid or payable hereunder (or any part thereof) other than Permitted Encumbrances and Lessor Liens and (ii) the Lessee will not, except as provided in Section 6.08, sublease, assign or otherwise dispose of all or any portion of its interest in the Property (or any part thereof). Subject to the right to contest pursuant to Section 10.02, the Lessee shall promptly remove and discharge or cause the removal or discharge of, any Lien (other than Lessor Liens and Permitted Encumbrances) upon the Property or any portion thereof or interest therein, or upon any Additional Rent paid or payable under the Operative Documents, which Lien arises for any reason, including any and all Liens (other than Permitted Encumbrances and Lessor Liens) which arise out of the ownership, leasing, use, condition, occupancy, demolition, construction, installation, possession, repair or rebuilding of the Property or any portion thereof or by reason of the failure to pay fees or assessments hereunder or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent or the Lessee for the Property or any portion thereof. The Lessee's obligation to remove any of the above-described Liens arising prior to the termination of this Lease Agreement (or arising due to circumstances occurring prior to the termination of this Lease Agreement) will survive the termination of this Lease Agreement (unless the Lessee has purchased the Property in accordance with the terms of the Participation Agreement). Nothing contained in this Lease Agreement will be considered as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, installation, alteration, addition, repair or demolition of or to the Property or any portion thereof.

Lease Agreement

(d) Condemnation. The Lessee agrees that it shall use its commercially reasonable and diligent efforts to (i) protect the interest of the Lessor against any proposed or threatened Condemnation with respect to the Property and (ii) obtain a full and fair Condemnation award if a Condemnation occurs.

Section 6.10 Representations and Warranties of the Lessee.

The Lessee represents and warrants to the Lessor (for the benefit of the Lessor, the Agent and the Note Holders) that the following shall be true and correct on and as of the date of the right to occupy the Land by the Lessee pursuant to the Ground Lease and true and correct on and as of each date hereafter on which a Funding shall occur:

(a) Compliance with Laws with Respect to the Property. The Lessee is not in violation of any applicable Law with respect to the Property (or any portion thereof) or with respect to the conduct of its business relating to the Property in any material respect and the Property is in compliance in all material respects with all applicable Laws. The Lessee has not received any notice of, or citation for, any violation of any applicable Law in any material respect which has not been resolved, which notice or citation relates in any way to the Property (or any portion thereof). Assuming the representations and warranties of the Lessor are true and correct, the acquisition, ownership, leasing, installation, construction, operation, occupancy, or use of the Property (or any portion thereof) by the Lessor, in accordance with the terms of the Operative Documents and Applicable Permits, will not violate any applicable Law in any material respect.

(b) Recording and Filing. Subject to the filing of the Ground Lease with the mortgage registry of Le Havre in accordance with Article 28-1 of the Decree of January 4, 1955 and Article 68 of the Decree of October 14, 1955, no further filing or notification is required to protect the interests of the Ground Lessee under the Ground Lease, the Sub-Ground Lessee under the Sub-Ground Lease or the Lessor under this Lease Agreement.

Lease Agreement
(c) Rights to Property, Etc.

(i) Upon the execution and delivery of the Sub-Ground Lease, the Lessor will (subject to the terms of the Ground Lease) have a good and marketable lease interest in the Land, free and clear of all Liens, except Permitted Encumbrances and Lessor Liens, if any. On and after the Initial Funding Date, the Lessor shall have good and marketable title to the Facility as the same are acquired by the Lessor from and after such date, free and clear of all Liens, except Permitted Encumbrances and Lessor Liens, if any.

(ii) None of the Permitted Encumbrances materially interfere with the Intended Use or possession of the Property (or any part thereof) or any other asset used in connection therewith or the Intended Use of or the exercise by the Lessor or the Agent of its rights under any Operative Document.

(iii) There are no agreements, instruments, Permits, consents, licenses or other rights necessary to acquire, own, lease, install, operate or use the Property which the Lessee does not have or will not be able to obtain prior to the Completion Date except for Permits which are not required at such time (in which case the Lessee, having completed all appropriate diligence in connection therewith, reasonably believes that such Permits will be granted in the usual course of business prior to the date such Permits are required by applicable Law).

(d) Trade Secrets and Patents.

(i) The ownership and leasing of the Property by the Lessor and the leasing of the Property by the Lessee do not and will not conflict with, infringe on, or otherwise violate in any material respect any copyright, trademark, trade name, trade secret or patent rights of any other Person.

(ii) The Lessee has or will acquire from the Lessor pursuant to the Lease Agreement all rights to all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, licenses, "know-how" and copyrights necessary for the operation of the Property in accordance with Prudent Industry Practice (the "Intellectual Property Rights"), including the right to assign the Intellectual Property Rights in connection with any transfer of title to the Property. There is no judicial proceeding pending or, to the knowledge of the Lessee, threatened, involving any claim of any infringement, misuse or misappropriation by the Lessee or any Affiliate thereof of any patent, trademark, trade name, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect.

Lease Agreement
(e) Environmental Compliance.

(i) The Property complies in all material respects with all Environmental Laws; all material Environmental Permits have been obtained and are in effect with respect to the Property, except such Environmental Permits customarily obtained and which are permitted by applicable Law to be obtained at a later date (in which case the Lessee, having completed all appropriate due diligence in connection therewith, has no reason to believe that such Environmental Permits will not be granted prior to the date that such Environmental Permits are required by applicable Law); and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Property or (B) cause the Property to be subject to any material restrictions on its Intended Use or the ownership, occupancy, use or transferability under any Environmental Law except for restrictions arising under the issued or to be issued Environmental Permits which do not adversely impact the Intended Use.

(ii) From and as of the date on which the Lessee obtained the right to occupy the Land all Hazardous Materials generated, used, treated, handled or stored at or transported to or from the Property have been disposed of in compliance with all Environmental Laws and Environmental Permits, except for such actions that would not otherwise result in a Material Adverse Effect.

(iii) The Lessee has not received any written notice, mandate, order, Lien or request which remains pending under an Environmental Law concerning the Property or any part thereof or relating to an alleged violation of an Environmental Law concerning the Property or any part thereof or relating to any potential adverse action in any way involving environmental matters, or health or safety matters relating to Hazardous Materials affecting the Property or any part thereof.

(iv) There is no proceeding pending or, to the knowledge of the Lessee, threatened against the Lessee by any federal, state, regional or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence or release of any Hazardous Material from the Property or any part thereof that could reasonably be expected to have a Material Adverse Effect.

(v) No Hazardous Materials have been released from or on or beneath the Property or any part thereof for which remedial action could reasonably be expected to be required under any Environmental Law or may be necessary to prevent or eliminate a significant risk to human health or the environment.

Lease Agreement
ARTICLE VII

EVENT OF LOSS

The provisions contained in this Article VII shall apply to any Event of Loss which occurs during the Base Term, and the provisions contained in Section 7 of the Construction Agency Agreement shall apply to any Event of Loss which occurs during the Interim Term.

Section 7.01 Event of Loss Proceeds; Notice.

(a) Subject to the provisions hereinafter set forth, the Lessee hereby irrevocably undertakes to assign and to cause each of its Affiliates to assign to the Lessor any award or compensation or insurance payment or other proceeds (net of the reasonable costs, fees and expenses of the Lessee or such Affiliate incurred in connection with the collection thereof) to which the Lessee or any of its Affiliates may become entitled by reason of its interest in the Property or any portion thereof in case of an Event of Loss (including any proceeds of the insurance policies described in Section 6.05).

(b) The Lessee shall promptly notify the Lessor and the Agent in writing of any Reportable Event of Loss which notice shall be no later than ten (10) days after the Lessee shall have knowledge of the occurrence thereof. So long as no Event of Default has occurred and is continuing and the Operative Documents are otherwise in full force and effect, the Lessee may appear on behalf of the Lessor in any proceeding or action to defend, negotiate, prosecute or adjust any claim for any such award or compensation or insurance payment on account of any Event of Loss (including any Reportable Event of Loss) and take all appropriate action in connection therewith, including the employment of counsel reasonably satisfactory to the Lessor and the Agent. If the Lessee elects not to so appear or elects to appear and then fails to prosecute diligently any such proceeding or action, the Lessor may assume the prosecution thereof and the Lessee shall pay all of the reasonable costs and expenses of the Lessor in connection therewith (including the reasonable fees and expenses of the Lessor's counsel). No settlement of any such proceeding or action involving an Event of Loss in excess of $2,000,000 will be made by the Lessee or the Lessor without the prior written consent of the other party hereto, which consent will not be unreasonably withheld, delayed or conditioned.

(c) Promptly upon receipt of any Proceeds by the Lessee, any of its Affiliates or the Lessor or any other Lessor Party, the full amount thereof shall be deposited with the Lessee, if the expenditures relating to such Event of Loss are expected to be $5,000,000 or less and (ii) with the Agent if the expenditures relating to such Event of Loss are expected to exceed $5,000,000, in each case to be held pending application in accordance with this Article VII and Section 7.02 of the Participation Agreement. All Proceeds received by any Lessor Party, the Lessee or any of its Affiliates shall be segregated from other funds of such Person until deposited as herein contemplated. Any Proceeds shall be applied by the Lessee prior to deposit with the Proceeds Trustee first to the reasonable costs, fees and expenses of collecting such amounts and thereafter Net Proceeds will be used to pay any and all reasonable charges, fees and expenses of the Agent and the cost of Work as provided below.

Lease Agreement

(d) Unless a Termination Notice is given pursuant to this Lease Agreement, and subject to Section 7.01(g), Net Proceeds deposited with the Lessee in respect of any Event of Loss and not constituting a Reportable Event of Loss shall be used by the Lessee exclusively to pay the costs and expenses of restoring the Property to its condition immediately prior to the subject Event of Loss, including the cost and expenses of rebuilding, replacement and repair (in the case of a Casualty or Condemnation) or the remediation or other curative action (in the case of an Environmental Event), including costs incurred by the Lessee with respect to the performance of such work associated with such Event of Loss (any such activity, the "Work"). From time to time, and not less frequently than quarterly, and upon the substantial completion of such Work, the Lessee shall describe the Work and the cost thereof, certify to the Lessor that the Work performed to date has been properly completed, and certify to the Lessor as to the amount, if any, of the Net Proceeds resulting from such Event of Loss remaining. Any Net Proceeds remaining after completion of all such Work in connection with such Event of Loss shall be retained by the Lessee and, if applicable, transferred by the Agent to the Lessee in accordance with paragraph (f) below; provided, that (i) if an Event of Default has occurred and is continuing or a Termination Notice has been delivered hereunder, such remaining Net Proceeds shall be transferred to the Agent and held until such time as such event is waived by the Lessor or cured, and (ii) if a Termination Notice is delivered pursuant to this Lease Agreement, all such Net Proceeds shall be applied in accordance with Section 7.02(b) of the Participation Agreement.

(e) Unless a Termination Notice is given pursuant to this Lease Agreement, subject to Section 7.01(g), the Lessee shall be entitled to receive progress payments from the Net Proceeds held by the Proceeds Trustee in connection with the Work pertaining to any Reportable Event of Loss from time to time pursuant to the terms of Section 7.03(b) or Section 7.05(b). If a Termination Notice has been delivered pursuant to this Lease Agreement, all such Net Proceeds shall be applied in accordance with Section 7.02(b) of the Participation Agreement.

(f) In connection with any Reportable Event of Loss, upon receipt by the Agent of an Officer's Certificate from the Lessee, to the effect that final payment has been made for any Work performed in connection with the Property and that such Work has been completed in substantial compliance with the terms and conditions of this Lease Agreement, the amount of Net Proceeds, if any, remaining after the Lessee has been fully reimbursed for amounts expended in connection with such Work shall be transferred to the Lessee; provided, that (i) if an Event of Default has occurred and is continuing or a Termination Notice has been delivered hereunder, such remaining proceeds shall be retained by the Agent until such time as such event is waived by the Lessor or cured by the Lessee, and (ii) if a Termination Notice is delivered pursuant to this Lease Agreement, all such Net Proceeds shall be applied in accordance with Section 7.02(b) of the Participation Agreement.

Lease Agreement

(g) If this Lease Agreement continues in accordance with the terms of this Article VII following the occurrence of an Event of Loss, the Lessee shall receive funds to pay the costs of the Work for such Event of Loss as follows: (i) first, from the Net Proceeds relating to such Event of Loss held by the Lessee (if not a Reportable Event of Loss) or from the Net Proceeds relating to such Event of Loss held by the Agent (if a Reportable Event of Loss), and (ii) second, from the Lessee's own funds.

(h) This Lease Agreement controls the rights of the Lessor and the Lessee in any Proceeds, and any rights of the Lessee (as the same may relate to rights between the Lessee and the Lessor, as distinct from rights the Lessee may have against third parties other than the Lessor or any other Lessor Party) under any present or future applicable Law to the contrary are hereby waived to the extent legally permitted.

Section 7.02 Condemnation or Casualty with Termination.

If a Casualty occurs, or a Condemnation proceeding is commenced, with respect to the Property and the Lessor has received an opinion, which shall be at the Lessee's sole cost and expense, of the Independent Engineer to the effect that the cost of restoration of the Property will exceed 50% of the Actual Project Costs incurred with respect to the Property or that the restoration of the Property could not be expected to restore and rebuild the Property to an economic unit of substantially the same or higher capacity, efficiency and remaining useful life as existed prior to such Casualty or Condemnation or such restoration and rebuilding could not be expected to be completed in full prior to the date that is twelve (12) months before the then Expiration Date, then the Lessor (if directed by the Majority Holders) or the Lessee will have the option, in their sole discretion and within thirty (30) days of receipt of the Independent Engineer's opinion, to deliver a Termination Notice with respect to the Property and the provisions of Section 6.05 of the Participation Agreement shall apply.

Section 7.03 Condemnation or Casualty without Termination.

(a) If a Casualty occurs, or a Condemnation proceeding is commenced, with respect to the Property, and neither the Lessor nor the Lessee has given a Termination Notice in accordance with Section 7.02, then this Lease Agreement will continue in full force and effect, and the Lessee shall, at its sole cost and expense, to the extent that Net Proceeds are not adequate for such purpose, promptly commence and diligently pursue to completion the rebuilding, replacement or repair of any damage to the Property caused by such event in conformity with the requirements of Section 6.06 in order to restore the Property (in the case of a Condemnation, as nearly as practicable), to the value and operating condition thereof immediately prior to such event (assuming the Property was in the condition required by Section 6.06 immediately prior to such event). In connection with such restoration, the Lessee shall, before commencing such restoration, submit plans and specifications for such restoration, together with an estimate of the cost thereof, for the Lessor's and the Independent Engineer's approval, which will not be unreasonably withheld, conditioned or delayed.

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(b) The Lessee shall be entitled to receive from the Agent payment from the Net Proceeds from time to time as such Work with respect to the Property progresses, but only after presentation of Officer's Certificates of the Lessee, delivered by the Lessee to the Agent (with a copy to the Lessor) from time to time as such Work progresses. Each such Officer's Certificate of the Lessee shall describe the Work for which the Lessee is requesting permission to pay or requesting payment and the cost incurred by the Lessee in connection therewith and shall state that such Work has been performed in accordance with sound and prudent construction practices and in material compliance with all applicable Laws and that the Lessee has not theretofore received payment for such Work, and shall certify that no Event of Default has occurred and is continuing and that, to the best of the Lessee's knowledge, the aggregate cost to complete such Work will not exceed the sum of (A) the Net Proceeds held by or on behalf of the Agent or the Lessee and (B) the funds of the Lessee available to pay the costs of such Work.

(c) The Agent shall deliver, or cause to be delivered to the Lessee, the amount of funds requested by the Lessee from time to time pursuant to Section 7.03(b) within three (3) Business Days after the receipt by the Agent of the certificates required by Section 7.03(b).

(d) Such Work will be completed in a good and workmanlike manner free and clear, subject to Section 10.02, of all Liens for labor, services or materials (except Permitted Encumbrances and Lessor Liens) and in compliance in all material respects with the Ground Lease, the Sub-Ground lease, all applicable Legal Requirements and Insurance Requirements. Upon completion of such Work, the Lessee shall deliver an Officer's Certificate of the Lessee to the effect that substantial completion of the Work has occurred and that the operating condition of the Property, after taking into consideration the restoration, is (in the case of Condemnation, as nearly as practicable) at least equivalent to the operating condition that existed immediately prior to the Casualty or Condemnation, assuming compliance with Section 6.06. All fees and expenses of the Independent Engineer in connection with any rebuilding and restoration will be at the Lessee's sole cost and expense.

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Section 7.04 Temporary Condemnation or Lease Termination.

Notwithstanding any provision to the contrary contained in this Article VII, in the event of any temporary Condemnation of the Property during the Lease Term, this Lease Agreement will remain in full force and effect, and provided no Event of Default has occurred and is continuing, the Lessee will be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that if this Lease Agreement expires or terminates during such temporary Condemnation, then the Lessee will be entitled to the Net Proceeds allocable to the period after the termination or expiration of this Lease Agreement if the Lessee has purchased the Property in accordance with the terms of the Participation Agreement.

Section 7.05 Environmental Event Without Termination.

(a) If an Environmental Event that is a Reportable Event of Loss occurs, then within thirty (30) days after receipt of the notice thereof pursuant to Section 7.01(b), the Lessor or the Agent, in its sole discretion, may require that the Lessee engage the Environmental Consultant to conduct an environmental audit of the Property, having a scope designed to evaluate the existence and anticipated impact of the Environmental Event at issue. The terms of any such engagement shall require that the Environmental Consultant provide a copy of the Environmental Consultant's report on its audit to the Lessor, the Agent and the Lessee within thirty (30) days after the commencement of such engagement. If the Lessor or the Agent does not timely require the Lessee to engage the Environmental Consultant or if such Environmental Consultant's report concludes that the Environmental Event does not constitute an Environmental Trigger and that Remediation can restore the Property by the then Expiration Date to a condition which (i) complies with Environmental Laws, (ii) does not create any significant risk to human health or the environment and (iii) does not result in any material loss or diminution in value of the Property, then the Lease Term will continue and the Lessee shall promptly carry out such actions as may be necessary to remediate or cure such Environmental Event in compliance in all material respects with all applicable Environmental Laws.

(b) If the Environmental Event is a Reportable Event of Loss and this Lease Agreement continues as provided in Section 7.05(a), subject to the provisions of Section 7.01(g), the Lessee shall be entitled to obtain the release from the Agent of the Net Proceeds contemplated by Section 7.01(e) to pay the costs of the Work, but only after delivery by the Lessee to the Agent and the Lessor from time to time as such Work progresses of certificates of the Environmental Consultant (or the Lessee, if no Environmental Consultant has been required by the Lessor) that (i) describe the Work for which the Lessee is requesting payment and the cost therefor, (ii) state that such Work has been or is continuing to be properly completed and has not been the subject of a certificate hereunder previously delivered by the Environmental Consultant or the Lessee and (iii) are accompanied by an Officer's Certificate of the Lessee certifying that no Event of Default has occurred and is continuing, that no Termination Notice has been delivered and that, to the best of the Lessee's knowledge, the aggregate cost to complete such remediation or other action by the Expiration Date will not exceed the sum of (x) the Net Proceeds and (y) the funds of the Lessee available to pay the costs of the Work.

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(c) The Agent shall deliver, or cause to be delivered, to the Lessee the amount of funds requested by the Lessee from time to time pursuant to Section 7.05(b) within three (3) Business Days after the receipt of the certificates required by Section 7.05(b).

(d) Nothing in this Section 7.05 is intended to limit or expand in any manner the indemnity of the Lessee set forth in Section 9.14 of the Participation Agreement.

Section 7.06 Termination Upon Environmental Trigger.

(a) If the Environmental Consultant's report on its audit of the Property delivered pursuant to Section 7.05(a) concludes that an Environmental Trigger has occurred or exists, the Lessor will have the option, in its sole discretion (but shall if directed by the Majority Holders), to deliver, within thirty (30) days after receipt of such report, a Termination Notice with respect to the Property. In such event, the provisions of Section 6.05 of the Participation Agreement shall apply. Any Net Proceeds shall be distributed in accordance with Section 7.02(b) of the Participation Agreement.

(b) Nothing in this Section 7.06 is intended to limit or expand in any manner the indemnity of the Lessee set forth in Section 9.14 of the Participation Agreement.

Section 7.07 Lessee's Actions to Remediate, Etc.

Irrespective of whether an Environmental Trigger has occurred, upon the occurrence of an Environmental Event with respect to the Property the Lessee shall promptly carry out, using the Lessee's own funds, such actions as may be necessary to remediate or cure such Environmental Event in compliance with all applicable Laws, to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Property or any part thereof, whether existing prior to, on or after the date of acquisition of the Land by the Lessee. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply in a timely manner in all material respects with all Environmental Laws (except where the failure to so comply could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and except where the Lessee is contesting such compliance, in good faith and in appropriate proceedings, and the pendency of such proceedings could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect) and to eliminate any significant risk to human health or the environment arising from such Environmental Event and shall, at the request of the Lessor or the Agent, give periodic progress reports on its compliance efforts and actions.

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Section 7.08 Environmental Compliance.

The Lessee shall, and it shall require that any and all sublessees, employees, contractors, subcontractors, agents, representatives, affiliates, consultants, occupants and any and all other Persons, (i) comply in all material respects with all applicable Environmental Laws, except where the failure to comply could not reasonably, individually or in the aggregate, result in a Material Adverse Effect, and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Property or any portion thereof in a manner consistent with Prudent Industry Practice and in compliance in all material respects with all applicable Environmental Laws, except where the failure to comply could not reasonably, individually or in the aggregate, result in a Material Adverse Effect, and in a manner which does not pose a significant risk to human health, safety (including occupational health and safety) or the environment.

Section 7.09 Right to Terminate.

Notwithstanding anything to the contrary in this Article VII, the provisions of this Article VII shall at all times be subject to the right of the Lessee under Section 6.04 of the Participation Agreement.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Termination Rights.

(a) Subject to Sections 6.02(g), 6.03 and 6.04 of the Participation Agreement, if and whenever an Event of Default has occurred and is continuing, including an Event of Default arising from the breach of a covenant, condition or other provision hereof, the Lessor, if directed in writing by the Majority Holders shall, (i) terminate this Lease Agreement by issuing a Termination Notice or (ii) terminate the Lessee's right to possession of the Property or any part thereof, provided that the termination of the Lessee's right to possession shall not affect the Lessee's interest in the Land as Ground Lessee under the Ground Lease. The issuance of such Termination Notice shall be in addition to all other rights, remedies or recourses available to the Lessor.

(b) Subject to Sections 6.02(g), 6.03 and 6.04 of the Participation Agreement, if the Lessor should elect (if directed by the Majority Holders) to issue a Termination Notice or if an Event of Default described in Section 6.01(e) of the Participation Agreement shall have occurred and be continuing, then this Lease Agreement shall expire and terminate immediately upon delivery of such Termination Notice (or such later date as may be specified in the Termination Notice) or upon the occurrence of an Event of Default described in Section 6.01(e) of the Participation Agreement (or such later date as may be specified in the Termination Notice), in each case as fully and completely and with the same effect as if such date was the date herein fixed for the expiration of the Lease Term, but the Lessee shall remain liable as hereinafter provided.

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Section 8.02 Possession Without Prejudice.

Subject to Sections 6.02(g), 6.03 and 6.04 of the Participation Agreement, the exercise of the rights contained in Section 8.01 shall be without prejudice to any rights or remedies of the Lessor in respect of any breach of any of the covenants and provisions by the Lessee contained in this Lease Agreement (including the breach in respect of which the entry and taking of possession is made).

Section 8.03 General Remedies Upon an Event of Default.

After the occurrence and continuance of an Event of Default, the Lessor may take all steps to protect and enforce the rights of the Lessor or obligations of the Lessee hereunder (for the specific performance of any covenant, condition or agreement contained in this Lease Agreement, or in aid of the execution of any power granted under any Operative Document or for any foreclosure, or for the enforcement of any other appropriate legal or equitable remedy) as the Lessor or the Agent deems necessary or advisable and as permitted by applicable Law and the Participation Agreement.

Section 8.04 Continuing Rights.

(a) Should the Lessor elect not to terminate this Lease Agreement after an Event of Default has occurred, this Lease Agreement shall continue in effect and the Lessor may enforce all the Lessor's rights and remedies under this Lease Agreement including the right to recover the Fixed Rent and Additional Rent as each becomes due under this Lease Agreement. For the purposes hereof, acts of maintenance or preservation of the Property or any portion thereof do not constitute a termination of this Lease Agreement.

(b) If an Event of Default has occurred and is continuing, except as set forth in Sections 6.02(g), 6.03 and 6.04 of the Participation Agreement upon five (5) days' written notice (or, in the case of an the occurrence of an Event of Default under Section 6.01(e) of the Participation Agreement, same day notice), the Lessor will have (i) the right, whether or not this Lease Agreement shall have been terminated pursuant to Section 8.01(a)(i), to re-enter and repossess the Property or any portion thereof, as the Lessor may elect, by summary proceedings, ejectment, any other legal action or in any other lawful manner the Lessor determines to be necessary or desirable and (ii) the right to remove all Persons and property therefrom. The Lessor will be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Property or any portion thereof will be construed as an election by the Lessor to terminate this Lease Agreement unless a Termination Notice is given to the Lessee pursuant to Section 8.01(a)(i), or unless such termination is decreed by a court or other governmental tribunal of competent jurisdiction. Should the Lessor elect to re-enter the Property as herein provided or should the Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by Law or upon termination of this Lease Agreement or of the Lessee's right to possession of the Property or any portion thereof pursuant to Section 8.01(a) or otherwise as permitted by Law, the Lessee shall peaceably quit and surrender the Property or any portion thereof to the Lessor. In any such event, neither the Lessee nor any Person claiming through or under the Lessee, by virtue of any Law, will be entitled to possession or to remain in possession of the Property or any such portion thereof, but shall forthwith quit and surrender the Property to the Lessor.

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(c) At any time or from time to time after the re-entry or repossession of the Property or any portion thereof pursuant to Section 8.04(b), whether or not this Lease Agreement has been terminated pursuant to Section 8.01(a)(i), the Lessor may unless prohibited by law or court order (but shall be under no obligation to) relet the Property or any portion thereof, for the account of the Lessee, without notice to the Lessee, for such term or terms and on such conditions and for such uses as the Lessor, in its sole and absolute discretion, may determine. The Lessor may collect and receive any rents or other proceeds payable by reason of such reletting and such amounts shall be applied by the Lessor in satisfaction of the Lessee's obligations under this Lease Agreement and the other Operative Documents pursuant to Section 6.02 of the Participation Agreement. The Lessor will not be liable for any failure to relet the Property or any portion thereof or for any failure to collect any rent due upon any such reletting. If Lessor has relet all or any portion of the Property and Lessee subsequently exercises its purchase option hereunder, Lessee agrees that it will purchase the Property subject to the terms and conditions of any lease of the Property.

(d) No termination of this Lease Agreement (pursuant to Section 8.01(a)(i) or by operation of Law), no termination of the Lessee's right to possession of the Property, or re-entry or re-possession of the Property pursuant to Section 8.04(b), no re-letting of the Property or any portion thereof and no surrender of the Property pursuant to Section 8.04(c) or any portion thereof, will relieve the Lessee of its liabilities and obligations hereunder pursuant to Section 8.04(b), all of which will survive such termination, taking or surrender.

(e) In the event of any termination of this Lease Agreement or of the Lessee's right to possession of the Property or any portion thereof by reason of the occurrence of an Event of Default, the Lessee shall pay to (or as directed by) the Lessor the amounts payable pursuant to Section 6.02 of the Participation Agreement.

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(f) To the extent permitted by Law, at such time after the termination or expiration of this Lease Agreement if the Lessee has paid all amounts required to be paid by it under this Lease Agreement and the other Operative Documents and the Lessee has discharged any and all obligations to the Lessor and the Note Holders, then the Lessor shall pay and assign to the Lessee, when received (if not already applied in satisfaction of the Lessee's obligations under this Lease Agreement and the other Operative Documents pursuant to Section 6.02 of the Participation Agreement), the net proceeds, if any, of any reletting effected for the account of the Lessee pursuant to Section 8.04(c), and any residual interest in the Property after deducting from such proceeds all of the Lessor's expenses in connection with such reletting (including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and expenses, alteration costs and expenses of preparation for such reletting and all costs of any environmental remediation pursuant to Article VII).

Section 8.05 Additional Rights.

(a) To the extent permitted by applicable Law and the Participation Agreement, no right or remedy hereunder will be exclusive of any other right or remedy, but will be cumulative and in addition to any other right or remedy hereunder or under any other Operative Document or now or hereafter and the exercise by the Lessor or the Agent of any one or more of such rights, powers or remedies will not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein will not constitute a waiver or relinquishment thereof for the future. Receipt by the Lessor (or by the Agent on behalf of the Lessor) of any Fixed Rent, Additional Rent, Residual Value Amount, Termination Value or other sum payable hereunder or under any other Operative Document with knowledge of the breach by the Lessee of any provision hereof will not constitute a waiver of such breach, and no waiver by the Lessor of any provision hereof will be deemed to have been made unless made in writing. The Lessor will be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, a decree compelling performance of any of the provisions hereof or any other remedy allowed by Law to the Lessor.

(b) Except as expressly provided in this Lease Agreement or the Participation Agreement, the Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which they may have under any applicable Law (including any provisions of Law in France relating to the status of commercial leases (le statut des baux commerciaux) or otherwise to redeem the Property or any portion thereof or to have a continuance of this Lease Agreement after termination of the Lessee's right of possession or occupancy of the Property or by any legal process or writ, or under the terms of this Lease Agreement, or after the termination of the Lease Term as herein provided, (ii) the benefits of any Law which exempts property from liability for debt or for distress for rent and (iii) the benefeit of any status as a commercial lease (le statut des baux commerciaux).

(c) If an Event of Default exists hereunder, the Lessee shall pay to (or as directed by) the Lessor on demand and without duplication all fees and out-of-pocket expenses incurred by the Lessor in enforcing its rights under this Lease Agreement, including attorney fees and expenses.

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ARTICLE IX

SURRENDER

Section 9.01 Return of Property.

If upon the expiration or termination of the Lease Term or the termination of the Lessee's possession of the Property, the Property is not sold or otherwise transferred as provided under the terms of the Participation Agreement, the Lessee shall, at its cost and expense, surrender the Property and deliver or cause to be delivered possession of the Property, including the Facility and any Alterations not removed by the Lessee pursuant to Section 5.01(c), to the Lessor, at Lessor's election, in accordance with all of the provisions of this Article IX.

Section 9.02 Condition; No Liens.

(a) To the extent required to surrender the Property under Section 9.01, the Lessee shall surrender (i) the Property in the operating condition required by Section 6.06 and with the efficiency, utility and with the remaining useful life (less the expended Lease Term of the Property) the Property had upon the commencement of the Base Term, except as repaired, rebuilt, renovated, altered, added to or built as permitted or required under this Lease Agreement and substantially in the condition the same was in upon commencement of the Base Term, except in each case, for ordinary wear and tear; and (ii) the related Alterations not removed by the Lessee pursuant to Section 5.01(c), if any, in good operating condition, efficiency, utility and remaining useful life and substantially in the condition the same was in when such Alteration occurred or was added to the Property, except for ordinary wear and tear.

(b) To the extent required to surrender the Property under Section 9.01, the Lessee shall surrender the Property to the Lessor free and clear of all Liens, easements, consents and restrictive covenants and agreements affecting the Property, other than Permitted Encumbrances and Lessor Liens.

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Section 9.03 Environmental Compliance.

The Lessee shall surrender the Property in a condition such that it is in compliance with all applicable Environmental Laws then enacted and all regulations then proposed to the extent such regulations contain retroactive requirements (regardless of whether the deadline for such compliance would otherwise expire after the end of the Lease Term). Nothing contained in this Article IX will relieve or discharge or in any way affect the obligation of the Lessee to cure promptly pursuant to this Lease Agreement any violations of Legal Requirements referred to in this Lease Agreement, or to pay and discharge any Liens and Property Charges against the Property as required by Section 6.09(c), subject, however, to the right of the Lessee to contest the same pursuant to the provisions of Section 10.02.

Section 9.04 Removal of Other Property.

To the extent required to surrender the Property pursuant to Section 9.01, the Lessee, at its sole cost and expense, shall remove from the Property on or prior to expiration or termination of the Lease Agreement, all property situated thereon that is not owned by the Lessor and shall repair any damage caused by such removal and shall restore the Property to the condition and working order (or reasonable equivalent thereof) in which it existed immediately prior to the installation or removal of such property, except for ordinary wear and tear. The Lessee shall indemnify and hold harmless the Lessor, its successors and assigns against any loss, liability, cost, expense, penalty or claim arising out of the Lessee's removal of such property from the Property including any environmental liability arising therefrom. Any such property of the Lessee not so removed will become the property of the Lessor, and the Lessor may cause such property to be removed and disposed of, and the cost of any such removal and disposition of the Lessee's property and of repairing any damage caused by such removal and of the restoration of the Property to the condition and working order (or equivalent thereof) in which it existed immediately prior to the installation or removal of such property, ordinary wear and tear excepted, will be borne by the Lessee.

Section 9.05 Return Conditions.

Upon the election of the Lessee to terminate this Lease Agreement pursuant to Section 6.06(b) of the Participation Agreement, or upon other termination of this Lease Agreement where the Property is not sold or otherwise transferred in accordance with the terms of the Participation Agreement, the Lessee shall provide, or cause to be provided or accomplished, at the cost and expense of the Lessee, to or for the benefit of the Lessor and the Note Holders, at least thirty (30) days but not more than sixty (60) days prior to the Expiration Date or date of such other termination of this Lease Agreement, each of the following (collectively, the "Return Conditions"):

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(a) a copy of the Environmental Consultant's report, satisfactory in form and substance to the Agent, the Lessor and the Note Holders, each in its sole discretion, to the effect that, among other things, (i) the Property is in compliance with all applicable Environmental Laws (regardless of whether the deadline for compliance would otherwise expire after the Expiration Date) as determined by the Environmental Consultant and Special Counsel selected by the Agent; (ii) the Property is free from all Hazardous Materials except those that are present in amounts or concentrations that will not give rise to a material liability for a removal or remediation under Environmental Laws; and (iii) there is no pending or threatened litigation, investigation or other legal proceeding of any kind that could result in any liability under applicable Environmental Laws to any Note Holder, the Agent or the Lessor or in the imposition of any Lien on the Property;

(b) a report of the Appraiser or Independent Engineer chosen by the Lessor, satisfactory to the Lessor to the effect that (A) the Property has been maintained in all material respects in accordance with the terms and conditions of this Lease Agreement and the other Operative Documents and the requirements of all Legal Requirements, Applicable Permits and Prudent Industry Practice; (B) the Property meets or exceeds the original design specifications and functionality requirements and has adequate parking facilities for its Intended Use; and (C) no Casualty has occurred during the Lease Term which has not been remedied in accordance with the terms of this Lease Agreement and the other Operative Documents;

(c) all contracts, permits and manuals, if any, entered into, owned or licensed by the Lessee (where permitted by the terms of any such contract, permit or manual) that are required to operate the Property;

(d) all Fixed Rent and Additional Rent with respect to the Property will have been paid in full through such expiration or termination of the Lease Term;

(e) the Lessee shall have removed, or caused the removal from the Property of, at the Lessee's sole expense, any inventory, fixtures, machinery, equipment or other property belonging to the Lessee or third parties in compliance with Section 9.04;

(f) an Officer's Certificate (in form and substance satisfactory to the Agent) to the effect that (A) no Alterations to the Property has resulted in a material and adverse effect the Property's economic useful life or fair market value and (B) the Property has been maintained in all material respects in accordance with the requirements of the Ground Lease, the Sub-Ground Lease, all Legal Requirements and Applicable Permits;

(g) if directed to do so by the Lessor, the Lessee (at its expense) shall execute and deliver any and all further instruments, agreements and documents as may, in the opinion of the Lessor, be necessary to confirm the termination and expiration of this Lease Agreement, to acknowledge that the Lessee, from the date of such termination and expiration, ceases to have any interest in the Property (other than its interest as Ground Lessee) and to confirm the Lessor's lease interest in the Property as Sub-Ground Lessee;

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(h) subject to the Ground Lease, evidence satisfactory to the Agent that the Lessor otherwise has title to, or other rights in respect of, the Property and other assets or rights as may be necessary or appropriate either (1) to occupy the Property or (2) to sell, lease, exchange, assign, encumber or otherwise dispose of the Property, in each case in conformity with all Legal Requirements, applicable Insurance Requirements, and contractual commitments binding on the Property, including any licenses, servitudes, easements and rights-of-way;

(i) to the extent permitted by the terms thereof and applicable laws, rights to all patents, patent applications, licenses, proprietary computer software, operating and other manuals, laboratory test procedures and methods, "know-how", copyrights or other intellectual property as are necessary for the operation and maintenance of the Property for the Intended Use;

(j) receipt by the Agent of an agreement (the "Return Indemnity Agreement") executed by the Lessee and reasonably satisfactory in form and substance to the Lessor pursuant to which the Lessee (A) represents, warrants and covenants that the Return Conditions have been satisfied and (B) agrees to indemnify and hold harmless the Lessor and the other Lessor Parties against any loss, cost, expense (including reasonable fees and expenses of legal counsel, accountants and other professionals), tax, penalty or other liability of any kind incurred as a consequence of the falsity or breach of the representations, warranties and covenants of the Lessee described in clause (A) above, which Return Indemnity Agreement shall expressly provide that, subject to the provisions of the Ground Lease, the rights of the Lessor thereunder will be assignable to any successor or assignee of the Lessor; and

(k) all restoration, rebuilding, repair and remediation of the Facility required under this Lease Agreement shall have been completed prior to the date on which the Lessor receives notice of the Lessee's election to terminate the Lease Agreement pursuant to Section 6.06(b) of the Participation Agreement, and, on or prior to the Expiration Date, the Facility shall be in good and full operating condition.

Section 9.06 Survival.

The obligations of the Lessee under this Article IX will survive the expiration or any termination of the Lease Term (whether by operation of Law or otherwise) for all matters described in this Article IX which occur or arise prior to such expiration or termination or arise out of or result from facts, events, claims, liabilities, actions or conditions occurring, arising or existing on or before such expiration or termination.

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ARTICLE X

TAX MATTERS

Section 10.01 Property Charges.

The Lessee shall pay or cause to be paid, subject to Section 10.02, all Property Charges arising out of the ownership, leasing, use or occupancy of the Property before the same become delinquent. If any such Charges may legally be paid in installments, such Charges may be so paid in installments; provided that the Lessee pay all such Property Charges in full on or prior to the Expiration Date.

Section 10.02 Certain Contest Rights.

(a) So long as (A) no Termination Notice has been delivered and (B) no Event of Default has occurred and is continuing, the Lessee will not be required, nor will the Lessor have the right, to pay, discharge or remove any Charges or to comply or cause the Property or any portion thereof to comply with any applicable Legal Requirement or to pay any materialman's, laborer's or undischarged or unremoved Lien, as long as the Lessee shall, at its sole cost and expense, contest, or cause to be contested, diligently and in good faith, the existence, amount or validity thereof by appropriate proceedings, which proceedings shall (i) in the case of any unpaid Charges arising from the leasing, use or occupancy of the Property or any portion thereof or undischarged or unremoved Lien prevent the collection thereof from the Lessor or against the Property or any portion thereof, (ii) prevent (to the extent permitted under applicable Law) forfeiture or loss of the Property or any portion thereof, (iii) not subject the Agent or a Note Holder to the risk of any criminal liability or civil penalties or fines for failure to comply therewith, (iv) not subject the Lessor to the risk of any criminal liability or any civil penalties or fines in excess of a deminimus amount for the failure to comply therewith, against which the Lessor has not received an indemnity satisfactory to the Lessor and the Agent and (v) not have, individually or in the aggregate, a Material Adverse Effect. The Lessee shall give such assurances as may be reasonably demanded by the Lessor to insure ultimate payment of such Charges or the discharge or removal of any such materialman's, laborer's or mechanic's Lien or to insure compliance with such Legal Requirement and to prevent (to the extent permitted under applicable Law) any forfeiture or loss of the Property or any portion thereof, or any interference with or deductions from any Additional Rent or any other sum required to be paid to or for the benefit of the Lessor, the Agent or a Note Holder by reason of such non-payment, non-discharge, non-removal or non-compliance.

(b) The Lessor shall cooperate with the Lessee in any such contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary, and to the extent permitted by applicable Law) at the Lessee's sole cost and expense; provided that the Lessor will not be required to execute any documents which would (i) materially adversely affect the fair market value, use or the operation of the Property or any portion thereof or (ii) be reasonably likely to subject the Lessor, the Agent or any Note Holder to any liability or result in the admission of liability, guilt or culpability on the part of such Persons. The Lessee shall notify the Lessor of each such proceeding not later than five (5) Business Days prior to the commencement thereof, which notice will describe such proceeding in reasonable detail.

(c) The Lessee shall, after the final determination (including appeals) of any contest brought by it pursuant to this Section 10.02, promptly pay and discharge all amounts which are determined to be payable therein and will be entitled to receive and retain for its own account all amounts refunded and/or rebated as a result of any such contest, and if the Lessor receives any amount as a result of such contest to which it is not otherwise entitled pursuant to this Lease Agreement, then it shall promptly return such amount to the Lessee.

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ARTICLE XI

MISCELLANEOUS

Section 11.01 Notices.

All notices, consents, directions, approvals, instructions, requests and other communications given pursuant to this Lease Agreement will be sent to the parties hereto at the address set forth in Schedule I to the Participation Agreement and will be given in the manner and shall be effective at the times and under the terms set forth in Section 9.02 of the Participation Agreement. Any notices, consents, directions, approvals, instructions, requests and other communications given by the Lessee to the Lessor hereunder shall simultaneously be provided to the Agent at the address of the Agent set forth in Schedule I to the Participation Agreement or such other address as the Agent may designate from time to time in writing to the parties hereunder.

Section 11.02 No Default Certificate.

Each party hereto will, at the reasonable request of the other party hereto, deliver to such other party a certificate stating whether such first party has knowledge that, or has received notice from any Person that, any Casualty, Condemnation, Default, Event of Default, Environmental Event, Environmental Trigger or Unwind Event has occurred and is continuing.

Section 11.03 Severability.

If any provision hereof or the application thereof to any Person or circumstance will be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision hereof will be valid and will be enforceable to the extent permitted by applicable Law.

Lease Agreement
Section 11.04 Binding Effect.

All provisions contained in this Lease Agreement will be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the Lessor and the Lessee to the same extent as if each successor and assignee were named as a party hereto. Subject to the provisions of Section 2.03 of this Lease Agreement and the other Operative Documents, the Lessor may assign all or any portion of the Property and/or its rights under this Lease Agreement.

Section 11.05 Applicable Law.

This Lease Agreement is governed by French law.

Section 11.06 No Recourse.

No recourse will be had against the Lessor, the Agent, any Note Holder or their respective successors, assigns, controlling persons, directors, officers, partners, employees, agents or shareholders, and their successors and assigns for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease Agreement and in the event of any such failure, recourse will be had solely against the Property; provided, however, that nothing contained in this Lease Agreement shall be taken to prevent enforcement of this Lease Agreement or of any claim against the Lessor or any other Person arising out of or in connection with this Lease Agreement based on fraud, gross negligence (faute lourde) or willful misconduct (dol) of the Lessor or such other Person or with respect to any Lessor Lien.

Section 11.07 Lessor's Right to Cure Lessee's Default.

If the Lessee fails to make any payment or perform any act required to be made or performed under this Lease Agreement, the Lessor, after notice to the Lessee and without waiving any default or releasing the Lessee from any obligation, may (but will be under no obligation to) make such payment or perform such act for the account and at the cost and expense of the Lessee, and may enter upon the Lessee's property or the property of third parties for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry will be deemed an eviction of the Lessee or a breach of the Lessor's covenant for quiet possession pursuant to Section 2.03. All sums so paid by the Lessor and all costs and expenses (including reasonable attorneys' fees and expenses so incurred, together with interest thereon at the Default Rate to the extent permitted by Law) will be paid by the Lessee to the Lessor on demand as Additional Rent.

Lease Agreement
Section 11.08 Lessee's Right to Contest Property Taxes.

The Lessee, at its own cost and expense and in compliance with Section 10.02(b), will have the sole right, at any time, to seek, in good faith, a reduction in the assessed valuation of the Property or any portion thereof or to contest, in good faith, any real or personal property taxes for the Property or any portion thereof or to contest, in good faith, any dues, fees or assessments payable under the Participation Agreement. The Lessor will not be required to join in any proceeding or contest brought by the Lessee unless the provisions of any Legal Requirement require that the proceeding or contest be brought by or in the name of the owner of the Property. In that case the Lessor shall join in the proceeding or contest or permit it to be brought in the Lessor's name as long as the Lessee reimburses the Lessor for any and all costs and expenses incurred by the Lessor in connection therewith. The Lessee, on a final non-appealable determination of the proceeding or contest, shall immediately pay, discharge and satisfy any decision or judgment rendered, together with all costs, interest and penalties incidental to the decision or judgment.

Section 11.09 Limitations on Amounts Payable.

Notwithstanding anything to the contrary contained in this Lease Agreement or any of the other Operative Documents, the amounts which the Lessee is obliged to pay, as Fixed Rent pursuant to this Lease Agreement and the other Operative Documents, and the amounts which the Lessor, the Agent and the Note Holders are entitled to receive as Fixed Rent pursuant to this Lease Agreement and the other Operative Documents, are subject to limitations pursuant to Section 9.17 of the Participation Agreement.

Section 11.10 Amendments.

No change, amendment or modification of any of the provisions of this Lease Agreement will be valid unless set forth in a written instrument signed by the party to be bound thereby and unless otherwise given effect in accordance with Section 9.04 of the Participation Agreement, as applicable. Any costs, fees, expenses of the Lessor or any party to the Participation Agreement (including attorney's fees) incurred by such parties in connection with any amendment or extension of the Lease Term shall, unless otherwise agreed to in writing by such parties in their sole discretion, be borne by the Lessee.

Section 11.11 Remaining Moneys.

Except as otherwise provided for herein and except after the occurrence and during the continuance of an Event of Default, any and all moneys remaining, and all residual interests in the Property after all payments of interest on and principal of the Notes, and all payments of current yield on and the outstanding Investments, all payments of other sums due to the parties entitled thereto under the Operative Documents with respect to the Property and all unpaid amounts in respect of Unreimbursed Losses have been made in accordance with the Operative Documents, will be paid and assigned to the Lessee.

Lease Agreement

Section 11.12 Jurisdiction of French Courts; Election of Domicile.

(a) The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Lease Agreement (including a dispute regarding the existence, validity or termination of this Lease Agreement) (a "Dispute").

(b) Paragraph (a) above is for the benefit of the Lessor only. As a result, the Lessor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lessor may take concurrent proceedings in any number of jurisdictions.

(c) Without prejudice to any other mode of service allowed under any relevant law, the Lessor irrevocably elects domicile at Citicenter, 19 Le Parvis, 92800 Puteaux, France and the Lessee irrevocably elects domicile at 31 boulevard Winston Churchill, 76600 Le Havre, France, in each case for the purpose of serving any judicial or extra-judicial documents in relation to any action or proceedings referred to above.

Section 11.13 Agent.

It is expressly understood and agreed by the parties hereto that any express duties or obligations of the Lessor hereunder and the rights of the Lessor to exercise remedies hereunder shall be undertaken by the Lessor only at the direction or authorization of the Agent.

Section 11.14 Other Matters.

The Lessee acknowledges that neither the Lessor, the Agent or any Note Holder or any Affiliate of any thereof is making any representation, nor is it required to make any disclosure now or in the future, with respect to the parties' tax or accounting treatment of the Property or the financing thereof, nor is the Lessor, the Agent or any Note Holder or any Affiliate of any thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Property or the financing thereof, and the Lessee has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

Remainder of Page Intentionally Left Blank

Lease Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be duly executed by their respective Officers thereunto duly authorized on the date set out at the beginning of this Lease Agreement.

Signed in five originals.

LESSOR:

By:
Name: Title:

LESSEE:

By:
Name: Title:

Lease Agreement
EXHIBIT A

(Description of the Land)